Exhibit 5.1

                        [LETTERHEAD OF SRK LAW OFFICES]


                                                                January 30, 2008


VIA ELECTRONIC TRANSMISSION

Enox Biopharma, Inc.
27 Havradim St.
Yehud-Monosson 56275,
Israel

RE: Enox Biopharma, Inc.; Form SB-2 Registration Statement

Ladies and Gentlemen:

     We refer to the above-captioned registration statement on Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended ("Act"), filed by Enox Biopharma, Inc., a Nevada corporation ("Company"), with the Securities and Exchange Commission. The Registration Statement relates to the offer and sale by the selling stockholders named therein of up to 7,639,578 shares of common stock, par value $0.0001 per share (the "Common Stock"), of the Company.

     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

     Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and are, or will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.


/s/ SRK Law Offices
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